Exhibit 23


INDEPENDENT AUDITORS' CONSENT








We consent to the incorporation by reference in Registration Statements No. 33-50406 and No. 33-50412 of Data Transmission Network Corporation on Forms S-8 of our report dated February 3, 1995, appearing in the 1994 Annual Report to the Stockholders of Data Transmission Network Corporation which is incorporated by reference in this Form 10-K of Data Transmission Network Corporation for the year ended December 31, 1994.





DELOITTE & TOUCHE  LLP


Omaha, Nebraska
February 3, 1995